For the fiscal year ended (a) December 31, 2003
File number: 811-7215

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

       A Special Meeting of Shareholders was held on July 17, 2003, and adjourned to August 21,
2003 and further adjourned to September 12, 2003. At such meetings the shareholders approved the following proposals:

1)*	Vote on Trustees/Directors:

                  	 	Affirmative		Authority
				votes cast		 Withheld

David E. A. Carson		21,229,317		287,930
	Robert F. Gunia		21,231,332		285,915
	Robert E. La Blanc	21,229,044		288,203
	Douglas H. McCorkindale	21,230,000		287,247
	Stephen P. Munn		21,231,456		285,791
	Richard A. Redeker	21,232,264		284,983
	Judy A. Rice		21,263,694		253,553
	Robin B. Smith		21,259,686		257,561
	Stephen Stoneburn	21,231,562		285,685
	Clay T. Whitehead	21,231,111		286,136

2)**	To Permit the Manager to Enter into, or make material
changes to, Subadvisory
Agreements without shareholder approval.

		For			Against		Abstain
		12,500,107		1,028,771	417,426

3)*	To Permit an amendment to the Management Contract
Between PI and the Company.

	For			Against		Abstain
	20,731,431		490,526		295,290

4a)**	To approve changes to fundamental investment
restrictions or policies, relating
to: fund diversification.

	For			Against		Abstain
	12,938,751		596,425		411,128

4b)**	To approve changes to fundamental investment
restrictions or policies, relating
to: issuing senior securities, borrowing money or pledging assets.

	For			Against		Abstain
	12,705,710		771,224		469,370

4c)**	To approve changes to fundamental investment
restrictions or policies, relating
to: buying and selling real estate.

	For			Against		Abstain
	12,853,455		649,621		443,228

4d)**	To approve changes to fundamental investment
restrictions or policies, relating
to: buying and selling commodities and commodity contracts.

	For			Against		Abstain
	12,782,668		713,322		450,314

4e)**	To approve changes to fundamental investment
restrictions or policies, relating
to: fund concentration.

	For			Against		Abstain
	12,874,303		632,536		439,465

4f)**	To approve changes to fundamental investment
restrictions or policies, relating
to:  making loans.

	For			Against		Abstain
	12,685,196		782,751		478,357

4g)**	To approve changes to fundamental investment
restrictions or policies, relating
to: other investment restrictions, including investing in securities of other investment companies.

	For			Against		Abstain
	12,796,469		695,508		454,327

5)***To approve amendments to the Companys Articles of
Incorporation.
	For		Against		Abstain
	16,323,536	623,358		544,158

*	Approved at the July 17, 2003 meeting.
**	Approved at the August 21, 2003 meeting.
***	Approved at the September 12, 2003 meeting.